UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2021

TransMontaigne Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

1670 Broadway, Suite 3100 Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 626-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On November 17, 2021, TransMontaigne Partners LLC (the “Company”) entered into the Contribution Agreement dated as of November 17, 2021 by and among Pike Petroleum Fund VI Holdings, LLC, a Delaware limited liability company, Pike Petroleum Holdings, LLC, PPH Management Holdings, LLC, TLP Acquisition Holdings, LLC, TLP Finance Holdings, LLC, the Company (collectively, the “Contributing Entities”) and TransMontaigne Operating Company L.P., a Delaware limited partnership and wholly owned subsidiary of the Company (“OpCo”). Pursuant to the Contribution Agreement, the Contributing Entities contributed (the “Contribution”) 100% of the Class A Units of Pike West Coast Holdings, LLC, a Delaware limited liability company (“Pike West Coast”) to OpCo in exchange for payments to certain lenders of SeaPort Financing, LLC in the amount of approximately $198.2 million and a distribution to PPH Management Holdings, LLC in the amount of approximately $256.3 million. The Contributing Entities, Pike West Coast, PPH Management Holdings LLC, the Company and OpCo LP are each affiliates of ArcLight Capital Partners, LLC (“ArcLight”).

The Contribution Agreement contains customary representations, warranties and covenants. Pursuant to the terms of the Contribution Agreement, the Contributing Entities shall indemnify OpCo for breaches of its representations and warranties, breaches of covenants and any assumed liabilities. The representations and warranties set forth in the Contribution Agreement generally survive for one year following the closing, with longer survival periods for certain fundamental representations and warranties.

The foregoing description of the Contribution Agreement is a summary, and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Contribution Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Credit Agreement

On November 17, 2021, the Company and OpCo entered into the Credit Agreement dated as of November 17, 2021 (the “Credit Agreement”), by and among the Company, as parent guarantor, OpCo, as borrower, Barclays Bank plc, as administrative agent and collateral agent, and the lenders from time to time party thereto. The Credit Agreement provides for a $1,000 million senior secured term loan (the “Term Facility”) and a $150.0 million revolving credit facility, with a letter of credit subfacility of $35.0 million (the “Revolving Facility”). The Term Facility will mature on November 17, 2028 and the Revolving Facility will terminate (a) in the event the 6.125% Senior Notes due 2026 issued by the Parent and TLP Finance Corp. pursuant to the First Supplemental Indenture dated as of February 12, 2018 among the Company, TLP Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (the “Senior Notes”) are not refinanced on or prior to November 14, 2025, November 14, 2025 or (b) in the event the Senior Notes have been refinanced on or prior to November 14, 2025, the earlier of (i) the new maturity date of the refinanced Senior Notes and (ii) November 17, 2026. OpCo’s obligations under the Credit Agreement are guaranteed by the Parent and all of OpCo’s material domestic subsidiaries, and secured by substantially all of the Company’s, OpCo’s and the subsidiary guarantors’ assets.

Borrowings under the Credit Agreement will bear interest, at OpCo’s option, at either an adjusted LIBOR rate plus an applicable margin of 3.50% or an alternate base rate plus an applicable margin or 2.50% per annum. In addition, OpCo is required to pay (i) a letter of credit fee of 3.50% per annum on the aggregate face amount of all outstanding letters of credit, (ii) to the issuing lender of each letter of credit, a fronting fee of no less than 0.125% per annum on the outstanding amount of each such letter of credit and (iii) commitment fees of 0.50% per annum on the daily unused amount of the Revolving Facility, in each case quarterly in arrears.

The Credit Agreement contains various covenants with which the Company, OpCo and our respective subsidiaries must comply, including, but not limited to, limitations on the incurrence of indebtedness, permitted investments, liens on assets, making distributions, transactions with affiliates, mergers, consolidations, dispositions of assets and other provisions customary in similar types of agreements. The Credit Agreement requires compliance with (a) a debt service coverage ratio of no less than 1.1 to 1.0 and (b) if the aggregate outstanding amount of all revolving loans and drawn letters of credit exceeds an amount equal to 35% of the aggregate revolving commitments, a senior secured net leverage ratio of no greater than 6.75 to 1.00.

The Credit Agreement replaces, in its entirety, the Third Amended and Restated Senior Secured Credit Facility, dated March 13, 2017, among OpCo, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto, which provided for a maximum borrowing line of credit equal to $850 million and was set to mature in March 2022.

The foregoing description of the Credit Agreement is a summary, and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above relating to the Contribution Agreement is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On November 18, 2021, the Company and ArcLight issued a joint press release announcing the Contribution. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Contribution Agreement dated as of November 17, 2021 by and among TransMontaigne Partners LLC, Pike Petroleum Fund VI Holdings, LLC, Pike Petroleum Holdings, LLC, PPH Management Holdings, LLC, TLP Acquisition Holdings, LLC, TLP Finance Holdings, LLC, and TransMontaigne Operating Company L.P.

10.2	Credit Agreement dated as of November 17, 2021 by and among TransMontaigne Partners LLC, TransMontaigne Operating Company L.P., the lenders party thereto and Barclays Bank PLC, as administrative agent

99.1	Press release dated November 18, 2021.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMONTAIGNE PARTNERS LLC

By:	/s/ Matthew White
Name:	Matthew White
Title:	Executive Vice President, Secretary & General Counsel

Date: November 19, 2021